SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K


Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  January 8, 1999

ADEN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)


         California			00-18140		87-0447215
(State or other jurisdiction of		(Commission		(I.R.S. Employer
incorporation or organization)	File No.)		 Identification No.)


13314 I Street, Omaha, Nebraska		68137
       (Address of principal executive offices)	        (Zip Code)


(402) 334-5556)
(Registrants telephone number, including area code)

Item 5.	Other Information

On January 11, 1999, the Registrant announced that it has expanded the services it will market to consumers on the Internet to include long distance and local telephone service, electricity and gas service. These services will be offered in certain geographic regions through an agreement with Massachusetts based TelEnergy Inc.
(www.telenergy.com).   See Attachment.

TelEnergy is a service company offering residential consumers the convenience of ONE-stop shopping for essential household utilities such as electricity, natural gas, heating oil, and local and long distance telephone. These services are consolidated on a single, monthly bill with ONE point of customer service.

Registrant and its marketing partner NETWorks Direct, Inc. intend to utilize their network of approximately 600 Internet independent agents to market these products. Initially, the energy products will be sold only in the state of Massachusetts. Based upon commercial success and the ability of TelEnergy Inc. to obtain licensing in other states, the geographic focus may expand in the future. The communication products will be sold in the US and abroad.

According to Scott Christensen, President of Registrant, "The TelEnergy relationship is a good fit for our Registrant's direction in securing new business and service opportunities through the up-selling and cross-selling to consumers on our database that we are developing through our various affiliations. The future of Registrant's growth and expansion will be directly related to database marketing practices and principles and our ability to communicate directly to our core customer groups. An Internet company's ability to utilize continuous loop direct marketing will impact its future profitability and rate of growth."

Registrant is not profitable at the present time and does not expect to be in the near future. Registrant has limited financial resources and there can be no assurance it will raise sufficient capital to fund its operations or fulfill the Agreement. Registrant has a significant amount of debt that is currently in default and it is a party in certain litigation. In exchange for certain consideration, a shareholder entered into an agreement previously to assume all of its debt and indemnify the Registrant for all known litigation.

At the present time, there are currently 100 million shares of common stock outstanding and approximately 20 million warrants to purchase common stock at prices ranging from $.01 per share to $.05 per share. Registrant is also required to issue an additional 7 million shares to an officer and shareholder of Registrant for common stock he tendered to the Registrant as treasury stock in order to permit stock issuance for the Agreement described above and other matters.

Certain information above contains forward-looking statements that may involve risk and uncertainties. Registrant believes that its expectations are based on reasonable assumptions. However, no assurances can be given that its goals will be achieved. Factors that could cause actual results to differ materially include, but are not limited to, changes in federal, state and local regulations, new product introductions by competitors and changes in technology.


Attachment:

MARKETING REPRESENTATIVE AGREEMENT

	This MARKETING REPRESENTATIVE AGREEMENT (the
"Agreement") is entered into this 11th day of January, 1999 (the
"Starting Date") by and between (a) TELENERGY,
INCORPORATED, a Massachusetts corporation, with its principal place of business at 288 Walnut Street, Newton, Massachusetts 02160 (the "Company") and (b) Aden Enterprises, Inc., and NETWorks
Direct, Inc.,with an address as set forth on the signature page hereof (the "Marketing Representative").

	For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Marketing Representative hereby agree as follows:

	1.	Engagement of Marketing Representative.

		1.1	Engagement and Acceptance.  The Company
hereby engages the Marketing Representative to serve in the capacity of a sales representative, and perform the services generally described in Article 2 below. Subject to the terms and conditions contained in this Agreement, the Marketing Representative hereby accepts such engagement, agrees to render the services described in Article 2 below, and agrees to devote the Marketing Representative's best efforts, knowledge and abilities to the performance of such services to and for benefit of the Company.

		1.2	Status as Independent Contractor.  It is the
intention of the parties that the Marketing Representative be an independent contractor and not an employee, agent, joint venturer, or partner of the Company. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Company and either the Marketing Representative or any employee or agent of the Marketing Representative.

		1.3	Non-Exclusive.  Subject to the provisions of
Article 6 below, the Marketing Representative shall retain the right to perform work for others during the term of this Agreement so long as the Marketing Representative satisfies the Marketing Representative's obligations to the Company under this Agreement.

	2.	Scope of Marketing Representative's Services.

		2.1	Services.  The services of the Company to be
sold and promoted by the Marketing Representative include the Company's package of household services, which include but are not limited to, telecommunications, electrical and gas services (collectively, with any additional services the Company may sell, the "Telenergy Package"). The Telenergy
Package shall be marketed and sold as a complete package.
The individual components of the Telenergy Package may not be marketed or sold separately without the prior written consent of the Company.

		2.2	Acceptance of Orders.  All orders for the
Telenergy Package procured by the Marketing Representative are subject to the reasonable acceptance or rejection by the Company. Criteria for determining the Company's acceptance of orders shall include, but not be limited to, the customer's annual telecommunications and energy usage, geographic location, creditworthiness and established payment history.

		2.3	Marketing Materials.  The Marketing
Representative shall only use the marketing or promotional materials prepared and provided by the Company. The
Company may, in its sole discretion, provide marketing support in the form of advertising, telemarketing and direct mail.

	3.	Term; Termination.

		3.1	Term.  Subject to the provisions contained in
Section 3.2 below, the Marketing Representative shall market and sell the Telenergy Package during the period commencing on the date hereof and terminating on the second anniversary of the date hereof (hereinafter referred to as the "Term"). The
Term may be extended by agreement between the Company and the Marketing Representative evidenced in writing.

		3.2	Termination.   Either party may, at any time,
terminate the Agreement upon delivery to the other party of a thirty (30) day advance written notice thereof. Upon termination, the Marketing Representative shall only be eligible to receive the compensation specifically set forth in the Agreement. Notwithstanding the above, the provisions of Articles 6 and 8 below shall survive the termination of this Agreement.

	4.	Compensations.

		4.1	General.   In consideration of the services to be
rendered by the Marketing Representative pursuant to Article 2 above, and subject to the provisions set forth in Section 6.2 below, the Company shall pay to the Marketing Representative the commissions and fees as calculated and determined on Schedule A attached hereto (collectively, the "Commissions");
provided, however, notwithstanding the foregoing, the Marketing Representative shall have no right to receive, and the Company shall have no obligation to pay, any Commission for any Telenergy Package sold by the Marketing
Representative unless and until (a) the Company has actually received full payment in cash for such Telenergy Package; and
(b) the Marketing Representative has fully and properly complied with the provisions of Article 5 below with respect to such Telenergy Package. As used in this Agreement, any Commission which satisfies the requirements of clauses (a) and
(b) of this Section 4.1 is an "Earned Commission."

	4.2	Payment of Earned Commissions. Each Earned
Commission shall be due and payable to the Marketing
Representative on the last day of the first month following the month in which Company has actually received full payment in cash for the Telenergy Package sold by the Marketing
Representative with respect to such Earned Commission.

		4.3	No Reimbursement of Costs and Expenses.
The Marketing Representative shall pay all costs and expenses associated with the Marketing Representative's sales and marketing activities (including without limitation, all of its administrative and overhead expenses).

		4.4	No Other Benefits.  The Marketing
Representative is an independent contractor and shall not be entitled to any benefits, coverages or privileges, including, without limitation, social security, unemployment, vacation, medical or pension payments, indemnification rights or other privileges made available to employees of the Company. The Marketing Representative agrees that it will be solely responsible for the payment of any taxes imposed upon the compensation paid under this Agreement and that the Company will have no obligation to compensate the Marketing Representative or withhold for such taxes.

		4.5	Customer's Choice of Programs.  The Company
embarks upon multiple programs that provide benefits to consumers. Marketing Representative acknowledges that while the customer may be introduced to TelEnergy through Marketing Representatives efforts, the customer, at his/her sole discretion, may opt to participate in a different program at some point after becoming a TelEnergy customer. In this case, Marketing Representative may become ineligible for some or all of the commissions from Customer. The Company will take no action to entice or encourage any customer to switch from one program to another.

	5.	Reporting of Customer Groups.   The Marketing
Representative agrees to complete and submit to the Company a prospect customer group form (the "Group Form," a copy of which is attached as Schedule B) for each Customer Group (as hereinafter defined) solicited by the Marketing Representative. Within five (5) business days after the receipt of the Group Form, the Company shall approve, modify or reject such Group Form. The Company shall not be obligated to pay any Commission on the sale of Telenergy Package to any Customer Group or member of a Customer Group until the Marketing Representative has submitted the Group Form and such form has been approved by the Company. A "Customer Group" shall be defined as any company, organization, association, entity or the like with at least 25 potential customers.

	6.	Special Covenants of the Marketing Representative.

		6.1	In General.  The Marketing Representative
acknowledges that: (a) during its engagement by the Company, the Marketing Representative will have access to information which is confidential and proprietary to the Company, its affiliates or its customers and which is not readily available to the public; and (b) the Company has invested substantial sums to develop the business of the Company and would not enter into this Agreement but for the covenants of the Marketing Representative contained herein. In order to motivate the Company further to enter into this Agreement, the Marketing Representative hereby covenants with the Company, which covenants shall survive termination of the Services of the Marketing Representative hereunder and termination of this Agreement, as follows:

			6.1.1  Confidential Information.  During and
after termination of this Agreement, the Marketing
Representative shall keep secret and retain in the strictest confidence all confidential matters of the Company or any affiliate of the Company, and of their suppliers, clients, employees, agents and consultants, including without limitation, "know-how", trade secrets, client lists, operational methods, confidential strategic or technical specifications, product research and development data, marketing and sales materials, inventions and research projects and other business and financial affairs of the Company or any affiliate of the Company (collectively "Confidential Information"), learned by the Marketing Representative heretofore or hereafter, and shall not disclose, directly or indirectly, such Confidential Information to anyone or use the same, directly or indirectly, for his own benefit or the benefit of any third party, either during or after his engagement by the Company, except (i) as required in the course of performing the Marketing
Representative's duties hereunder; and (ii) for such matters which may at that time be in the public domain and no longer confidential by reason of the disclosure of the same other than through the wrongful participation of the Marketing Representative in such disclosure. The Marketing Representative acknowledges that Confidential Information is of critical importance to the Company and a violation of the provisions of this Section 6.1.1 would seriously and irreparably impair and damage the business of the Company and the Marketing Representative agrees to keep all Confidential Information in a fiduciary capacity for the benefit of the Company. The Marketing
Representative shall not, during any time thereafter, use or disclose, directly or indirectly, any Confidential
Information with or to any person other than the Company or authorized employees thereof at the time of such disclosure, or such other persons to whom the Marketing Representative has been specifically instructed to make disclosure by the President of the Company and in all such cases only to the extent required in the course of the Marketing
Representative's service to the Company.  The
Marketing Representative shall deliver promptly to the Company on the termination of this Agreement, or at any time the Company may request, all memoranda, notes, records, reports, manuals and other documents
(and all copies thereof) relating to the business of the Company, and all property associated therewith, which the Marketing Representative may then possess or have under his control.

			6.1.2  Non-Competition.  For a period
commencing on the Starting Date and terminating twenty-four (24) months after termination of the Company's engagement of the Marketing
Representative, for any reason or no reason, with or without cause, the Marketing Representative shall not, whether as an individual, partner, owner, shareholder, director, officer, employee, agent, principal, trustee or in any other ownership or agency capacity: (i) engage or participate, directly or indirectly to provide any services which are directly competitive with the Telenergy Package or any component to the Telenergy
Package in New England; (ii) solicit any officer, director or employee of the Company or any affiliate of the Company, including any individual who was such at any time during the term of this Agreement, to leave his or her employment; or (iii) call upon, solicit, divert or attempt to solicit or divert from the Company any of its clients who were such at any time during the term of this Agreement.

		6.2	Remedies for Breach.  If the Marketing
Representative commits a breach of any of the provisions of this Article 6, the Marketing Representative agrees that (a) the Marketing Representative shall have no right to receive, and the Company shall have no obligation to pay, any Commission for any Telenergy Package sold by the Marketing
Representative; and (b) the Company shall have, in addition to all other rights and remedies at law or in equity, the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach will cause irreparable injury to the Company and that money damages may not provide an adequate remedy to the Company.

		6.3	Enforcement.  If any of the covenants contained
in this Agreement or any part thereof is unenforceable because of the duration of such provision or the geographic area or scope of activities covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration or geographic area or scope of activities of such provision and, in its reduced form, such provision shall then be enforceable.

		6.4	Knowledge of Telenergy Package.  The
Marketing Representative agrees to use its best efforts to become knowledgeable in the telecommunications, natural gas, heating oil and electric utility industries.

		6.5	Reputation of the Company,  The Marketing
Representative acknowledges that the success of the Company and the Marketing Representative depends on the reputation of the Company and the Marketing Representative agrees to not intentionally or negligently engage in any business activity that could harm the business reputation of the Company, any of the Company's underlying service providers or the Company's relationship with existing or potential customers.

	7.	[INTENTIONALLY LEFT BLANK]

	8.	Indemnification.  The Marketing Representative shall
hold harmless and indemnify the Company against any costs, expenses (including reasonable legal fees), judgments and any other liabilities, of any nature or kind whatsoever arising out of or based upon: (a) the Marketing Representative's failure to comply with any provision of this Agreement; (b) the Marketing Representative's negligence or malfeasance in the performance of any services hereunder or any other negligence or malfeasance of the Marketing Representative for which a claim has been asserted against the Company; (c) the Marketing Representative's breach of any contract with a third party; or (d) the Marketing Representative's misrepresentation of any material fact to the Company or any other party. The indemnifications provided in this
Article 8 shall survive the termination of this Agreement.


	9.	Miscellaneous.

		9.1	Prior Discussions. This Agreement sets forth
the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all discussions and negotiations between the parties hereto, either express or implied, concerning the transactions contemplated herein, notwithstanding any custom, usage or oral agreement or understanding to the contrary.

		9.2	Binding Agreement.  This Agreement shall be
binding upon, and inure to the benefit of, the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns, whether by merger, consolidation, reorganization, sale of assets or otherwise.

		9.3	Assignment and Subcontracting.  This
Agreement may not be assigned without the prior written consent of the other party. Furthermore, the sale and marketing of the Telenergy Package to be provided hereunder by the Marketing Representative may not be subcontracted, delegated or performed by a successor to the Marketing Representative without the prior written consent of the Company. It is understood that this Agreement may be assigned by the Company or any other organization which succeeds to the business or assets of the Company by reason of any sale, merger, consolidation or other similar transaction.

		9.4	Notices.  All notices required or permitted
hereunder shall be in writing and shall be deemed to have been given upon: delivery in hand; delivery to a recognized overnight delivery service that guarantees overnight delivery (which shall include Federal Express or Express Mail) with charges paid or to be paid by sender; or three (3) days after depositing the same in the United States mail, postage prepaid, certified, return receipt requested, and, in each case addressed to the receiving party at its address set forth in the first paragraph of this Agreement. Any party hereto may change its address hereunder by giving notice of such change in accordance with the foregoing provisions to the other party hereto. The foregoing means of delivering notice shall not preclude any party from providing notice by another means not specifically listed herein, provided proof of the date and time of such delivery can be properly and adequately established.

		9.5	Counterparts.	This Agreement may be
executed in two or more counterparts, each of which shall constitute an original, but such counterparts together shall constitute one and the same instrument.

		9.6	Amendment and Waiver.  This Agreement may
be amended, modified, superseded, cancelled, renewed or extended and the terms or covenants hereby may be waived, only by a written instrument signed by all of the parties hereto, or in the case of a waiver, by the party waiving compliance.
The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by the party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

		9.7	Headings; Use of Terms.  Headings appearing
in this Agreement are intended for convenience only and shall not be interpreted to be a part of this Agreement. The use of the singular of terms in this Agreement which are defined in the plural shall mean and refer to any one of them; and pronouns used herein shall be deemed to include the singular and the plural and all genders. The use of the connective "or" is not intended to be exclusive; the term "may not" is intended to be prohibitive and not permissive; use of "includes" and "including" is intended to be interpreted as expansive and amplifying and not as limiting in any way.

		9.8  	Dispute Resolution.  In the event that any
dispute should arise between the parties hereto with respect to any matter covered by this Agreement, the parties hereto shall resolve such dispute in accordance with the procedures set forth in this Section 9.8. The parties shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within thirty (30) calendar days after the commencement of efforts to resolve the dispute, either party may submit the dispute to arbitration by and under the rules of the American Arbitration Association.
Any arbitration pursuant to this Section shall be conducted in Boston, Massachusetts. Any arbitration award may be entered in and enforced by any court having jurisdiction thereover and the parties hereby consent and commit themselves to the jurisdiction of the courts of The Commonwealth of Massachusetts for purposes of the enforcement of any arbitration award.

		9.9	Legal Fees and Expenses.  If any party hereto
commences any action concerning the interpretation or enforcement of this Agreement, the prevailing party in any such action, whether through arbitration, litigation or otherwise, shall be entitled to the payment of its reasonable attorneys fees and costs by the other party.

		9.10	Governing Law; Jurisdiction.  This Agreement
is executed and delivered in The Commonwealth of Massachusetts, and for all purposes shall be construed in accordance with and governed by the laws of The
Commonwealth of Massachusetts, without giving effect to the conflict of law provisions thereof.

		9.11	Interpretation of Agreement; Severability.
Should any provision of this Agreement require interpretation or construction, it is agreed by the parties hereto that the court or other entity interpreting them shall not apply a presumption that the provisions thereof shall be more strictly construed against the party who itself or through its agents prepared the same, it being agreed that the parties or their respective attorneys and agents have fully participated in the preparation and negotiation of all provisions of this Agreement. To the extent permitted by law, the parties hereto waive any provision of law which renders any provision of this Agreement, invalid or unenforceable in any respect. If any provision of this Agreement shall be held invalid or unenforceable, the remainder of this Agreement shall be valid and enforced to the fullest extent permitted by law.



		[REST OF PAGE INTENTIONALLY LEFT BLANK]

	IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seals by their duly authorized representatives, on the date and year first above written.


				TELENERGY, INCORPORATED


				By: /s/___________________________
				Christopher J. McKeown
						President


				Marketing Representative


				/s/ Michael S. Luther
				Aden Enterpries, Inc.


				/s/ Michael S. Luther
			`	NETWorks Direct, Inc.



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